EXHIBIT 10.BB.1
AMENDMENT NO. 1 TO THE
EL PASO CORPORATION
2005 SUPPLEMENTAL BENEFITS PLAN
     WHEREAS, El Paso Corporation (the “Company”) maintains the El Paso Corporation 2005 Supplemental Benefits Plan (the “Plan”), effective as of January 1, 2005;
     WHEREAS, Section 6.7 of the Plan permits the Board of Directors or the Compensation Committee of the Board of Directors from time to time to amend the Plan, in whole or in part;
     WHEREAS, it is intended hereby to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, the Plan is amended as follows:
     1. Section 2.12 is hereby amended in its entirety to read as follows:
     “2.12 Specified Employee
     “Specified Employee” means any Participant who is a “specified employee” pursuant to Section 409A(a)(2)(B)(i) of the Code.”
     2. Section 5.1 is hereby amended to add the following paragraph to the end of Section 5.1:
     “Notwithstanding the foregoing, Participants who were not vested in their accrued supplemental pension benefits under the Frozen Plan as of December 31, 2004 shall receive such accrued supplemental pension benefits under this Plan so long as the Participants become vested in such supplemental pension benefit as set forth in the preceding paragraph.”
     3. Section 5.4 is hereby amended in its entirety to read as follows:
     “5.4 Time and Manner of Payment
     The payment of any benefits shall be made as provided below. Such payment or payments shall constitute a complete discharge of all obligations to the Participant and his or her Surviving Spouse or Beneficiary under the Plan.
     (a) Supplemental Pension Benefit Payments. Subject to Section 5.4(d), the payment of any supplemental pension benefits pursuant to Section 5.1 owed to a Participant (or his or her Surviving Spouse) shall be made in lump sum as soon as practicable after the Participant’s termination of employment with the Employer as determined by the Management Committee in its sole discretion; provided however, that the payment shall be made no later than the later to occur of (i) the last day of the calendar year in which the Participant’s termination of employment occurs or (ii) the 90th day following the Participant’s termination of employment. The amount of the payment under this subparagraph 5.4(a) shall be determined pursuant to Section 5.5; provided, however, no such payment shall be required to be made to the Participant if the amount of the payment the Participant is entitled to receive for supplement pension benefits under this Plan is less than $100.
     (b) Supplemental RSP Benefit Payments. Subject to Section 5.4(d), the payment of any supplemental RSP benefits pursuant to Section 5.2 owed to a Participant (or his or her Beneficiary) shall be made in a lump sum as soon as practicable after the Participant’s termination of employment with the Employer as determined by the Management Committee in its sole discretion and shall be in an amount equal to the Participant’s ledger account balance at the time of such payment; provided however, that the payment shall be made no later than the later to occur of (i) the last day of the calendar year in which the Participant’s termination of employment occurs or (ii) the 90th day following the Participant’s termination of employment. Not withstanding the above, no such payment shall be required to be made to the Participant if the amount of the payment the Participant is entitled to receive for supplemental RSP benefits under this Plan is less than $100.
     (c) Other Supplemental Benefit Payments. Subject to Section 5.4(d), the payment of any other supplemental benefits pursuant to another plan or program maintained by the Company or a Participant’s employment contract or other agreement with the Company under Section 5.3 shall be made as provided in such other applicable plan, program, employment contract or agreement.
     (d) Required Delay in Payment of Benefits for Specified Employees. Notwithstanding Sections 5.4(a), 5.4(b) and 5.4(c), the payment of any benefit owed to any Participant who is a Specified Employee pursuant to the Plan which is not otherwise exempt from Section 409A of the Code shall be paid in a lump sum during a 30-day period which commences on the date which is the day after the six-month anniversary of such Specified Employee’s termination of employment; provided, however, that this Section 5.4(d) shall not apply if the Participant’s termination occurs by reason of his or her death.”
     IN WITNESS WHEREOF, this amendment has been executed by the undersigned, thereunto duly authorized, effective as of January 1, 2007.

EL PASO CORPORATION
By:	/s/ Susan B. Ortenstone

ATTEST:

By:	/s/ Marguerite Woung-Chapman
Corporate Secretary